Apolo Gold & Energy Announces Exploration Claims Acquisitions

Hong Kong, DEC 11, 2013 - Apolo Gold & Energy Inc. (“Apolo” or the “Company”) (OTCQB:APLL), a Nevada Corporation, announced today that it has acquired three gold exploration claims in China’s Xinjiang Province.

The Company is issuing six million restricted shares for a 70% interest in the following claims:

(a) Gold Mine Reconnaissance in the West of Daqing Gerry River, Qinghe County,

Area : 7.91 Square Kilometers

Xinjiang Province. Certificate NO. T65120081202020895

Period of Validity: March 2, 2012 to March 27, 2014.

(b) Gold Mine Detailed Survey in the Northwest of Sensha Water Mountain, Heshuo

Area : 15.80 Square Kilometers.

Country, Xinjiang Province. Certificate NO. T65120080202006459

Period of Validity: July 3, 2012 to July 3, 2015.

(c) Keler Nebrack Gold Mine Detailed Survey in Habar Country, Xinjiang Province.

Area 10.28 Square Kilometers

Certificate NO. T65120091102036631

Period of Validity: January 18, 2012 to February, 20, 2015.

The period of validity for all of the above claims is automatically extended for twelve months by the payment of the annual renewal fee of approximately US$10,000 for each claim.

Kelvin Chak, CEO stated, “This is the first of many acquisitions we have planned in the roil up of our business plan,”

Kelvin Chak, President & CEO

FOR FURTHER INFORMATION PLEASE CONTACT:

Apolo Gold & Energy Inc.

9th floor, Kam Chung Commercial Bldg,

19-21 Hennessy Road, Wanchai, Hong Kong.

info@ApoloGoldUS.com

www.apologoldus.com

SOURCE: Apolo Gold & Energy Inc.

/s/ Kelvin Chak